For Period ended 01/31/2011                Series 28, 31, 32, 34, 35, 36
File Number 811-7852


Sub-Item 77Q3: Exhibits
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Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V for the Adviser Share Class, the answers for the Adviser Share Class are as follows:

USAA Growth & Income - Adviser Shares

72DD
Dollar Distributions
0

73A
Per Share Distributions
0

74U
Shares Outstanding
000

74V
NAV
00.00


USAA High Yield Opportunities - Adviser Shares

72DD
Dollar Distributions
189

73A
Per Share Distributions
0.3048

74U
Shares Outstanding
628

74V
NAV
8.53


USAA Income Fund - Adviser Shares

72DD
Dollar Distributions
100

73A
Per Share Distributions
0.25810

74U
Shares Outstanding
387

74V
NAV
12.75

USAA Intermediate-Term Bond - Adviser Shares

72DD
Dollar Distributions
113


73A
Per Share Distributions
0.2563

74U
Shares Outstanding
490

74V
NAV
10.39

USAA Science & Technology - Adviser Shares

72DD
Dollar Distributions
0


73A
Per Share Distributions
0

74U
Shares Outstanding
000

74V
NAV
00.00


USAA Short-Term Bond Fund - Adviser Shares

72DD
Dollar Distributions
59


73A
Per Share Distributions
0.1214

74U
Shares Outstanding
544

74V
NAV
9.20

USAA Value Fund - Adviser Shares

72DD
Dollar Distributions
51


73A
Per Share Distributions
0.1153

74U
Shares Outstanding
441

74V
NAV
13.84